UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 18, 2009

GENERAL MOTORS COMPANY

(Exact Name of Company as Specified in its Charter)

333-160471	DELAWARE	27-0756180
(Commission File Number)	(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

300 Renaissance Center, Detroit, Michigan	48265-3000
(Address of Principal Executive Offices)	(Zip Code)

(313) 556-5000

(Company’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Christopher P. Liddell, age 51, has been elected Vice Chairman and Chief Financial Officer of General Motors Company (the Company) effective January 1, 2010. Mr. Liddell has been Senior Vice President, Finance and Administration and Chief Financial Officer with Microsoft Corporation from May 2005 until December 2009, and previously served as Senior Vice President and Chief Financial Officer with International Paper Company from March 2003 to April 2005.

Upon commencement of employment with the Company, Mr. Liddell’s annual cash base salary will be $750,000, and he will participate in the benefit plans currently available to executive officers as described in the Company’s Current Report on Form 8-K dated August 7, 2009, and as set forth as exhibits to various periodic filings by the Company. He will also receive a portion of his salary in the form of salary stock, awarded pursuant to the provisions of the 2009 Salary Stock Plan, in the amount of $3,450,000, which will be delivered ratably over three years beginning in 2012. In addition, he will receive a grant of restricted stock units under the 2009 Long-Term Incentive Plan valued at $2,000,000. This grant will vest in three years and may be redeemed in 25% installments for each 25% installment of GM’s TARP loan obligations that are repaid. Mr. Liddell’s compensation has been reviewed and approved by the Special Master for TARP Compensation.

Mr. Liddell has no other reportable relationships with the Company or its affiliates.

General Motors Company announced the foregoing personnel change in a press release issued on December 21, 2009. That press release is filed herewith as Exhibit 99.1.

The Company’s current Chief Financial Officer, Ray G. Young, will become Vice President, International Operations effective February 1, 2010.

ITEM 9.01	Financial Statements and Exhibits

Exhibit Number	Description

99.1	Press Release Dated December 21, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS COMPANY (Company)

Date: December 23, 2009	By:	/S/ NICK S. CYPRUS
Nick S. Cyprus
Vice President, Controller and Chief Accounting Officer